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                                                                     EXHIBIT 1.1

                          TESORO PETROLEUM CORPORATION

                        8% SENIOR SECURED NOTES DUE 2008

                               PURCHASE AGREEMENT

                                                                   April 7, 2003

Goldman, Sachs & Co.,
   As representative of the several Purchasers named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

         Tesoro Petroleum Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers"), an aggregate of $375,000,000 principal amount of the Company's 8% Senior Secured Notes due 2008 (the "Securities"). The Securities will be unconditionally guaranteed as to the payment of principal, premium and interest (including special interest), if any, (the "Guarantees") by Digicomp Inc., Far East Maritime Company, Gold Star Maritime Company, Kenai Pipe Line Company, Tesoro Alaska Company, Tesoro Alaska Pipeline Company, Tesoro Aviation Company, Tesoro Financial Services Holding Company, Tesoro Gas Resources Company, Inc., Tesoro High Plains Pipeline Company, Tesoro Marine Services Holding Company, Tesoro Marine Services, LLC, Tesoro Maritime Company, Tesoro Petroleum Companies, Inc., Tesoro Refining and Marketing Company, Tesoro Technology Company, Tesoro Trading Company, Tesoro Vostok Company, Tesoro Wasatch, LLC and Victory Finance Company (each a "Delaware Guarantor" and, collectively, the "Delaware Guarantors") Smiley's Super Service, Inc., and Tesoro Hawaii Corporation, each a Hawaii corporation (together, the "Hawaii Guarantors") and Tesoro Northstore Company, an Alaska corporation (the "Alaska Guarantor" and, collectively with the Delaware Guarantors and the Hawaii Guarantors, the "Guarantors"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Description of the Notes section of the Offering Circular (as defined below).

         The Company, simultaneously with the sale of the Securities pursuant to an indenture to be dated as of April 17, 2003 (the "Indenture") among the Company, the Guarantors and The Bank of New York as Trustee (the "Trustee"), proposes to borrow an aggregate amount of $200,000,000 in term loans (the "Term Loans") from lenders pursuant to a term loan agreement among the Company, the Guarantors and Goldman Sachs Credit Partners L.P., as the term loan administrative agent (the "Term Loan Agreement") (it being understood and agreed that neither Goldman Sachs Credit Partners L.P. nor any of its affiliates is, as of the date of this Agreement, obligated to enter into the Term Loan

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Agreement or to provide any funding thereunder), and an aggregate amount of approximately $330,000,000 from lenders under a new $650,000,000 senior credit facility (the "New Credit Facility"), pursuant to a Three-Year Credit Agreement, to be dated as of April 17, 2003, by and among the Company, certain subsidiaries of the Company, certain lenders party thereto and Bank One, NA, as administrative agent (the "New Credit Facility Agreement"), the proceeds of which, along with the proceeds from the Term Loans and the sale of the Securities, will be used to repay all outstanding amounts under the Company's Amended and Restated Credit Agreement dated as of May 17, 2002, by and among the Company, the lenders party thereto, Lehman Brothers Inc., as arranger, Lehman Commercial Paper Inc., as syndication agent, ABN AMRO Bank N.V., Bank of America, N.A., Credit Lyonnais New York Branch and The Bank of Nova Scotia, as co-documentation agents, and Bank One, NA, as administrative agent, as amended by that certain First Amendment dated as of September 30, 2002, and that certain Second Amendment dated as of December 13, 2002 (as amended, the "Existing Senior Secured Credit Facility") and purchase approximately $25,000,000 of the Company's existing senior subordinated notes. Collectively, the repayment of the Existing Senior Secured Credit Facility and purchase by the Company of approximately $25,000,000 of the Company's existing senior subordinated notes with the proceeds from the sale of the Securities, borrowings under the Term Loan Agreement and borrowings under the New Credit Facility, are referred to herein as the "Financing Transaction."

         The Company and each of the Guarantors have agreed to secure, equally and ratably, the Securities and the Term Loans, by granting to the Collateral Agent, for the benefit of the holders of the Securities, the Trustee, the lenders under the Term Loan Agreement and the Term Loan Administrative Agent (collectively, the "Secured Parties"), a first priority lien (subject to Permitted Prior Liens) as such term is defined in the Description of the Notes section of the Offering Circular on certain of their assets as evidenced by the Security Agreement to be dated April 17, 2003 among the Company, the Guarantors and the Collateral Agent (the "Security Agreement"), the Control Agreement among the Company, Wilmington Trust Corporation or one of its affiliates, as Collateral Agent (the "Collateral Agent") and an institution reasonably acceptable to the Purchasers, as Depository Agent (the "Control Agreement"), and the mortgages or deeds of trust as listed on Schedule A attached hereto (the "Mortgages"), the Collateral Agency Agreement among the Obligors (as such term will be defined in the Credit Agreement), the Trustee, the Term Loan Administrative Agent, and the Collateral Agent (the "Collateral Agency Agreement" and together with the Security Agreement, the Control Agreement, and the Mortgages, collectively, the "Security Documents").

         1. Each of the Company and the Guarantors, jointly and severally, represents and warrants to, and agrees with, each of the Purchasers that:

                  (a) A preliminary offering circular, dated April 2, 2003 (the "Preliminary Offering Circular"), and an offering circular, dated April 7, 2003 (the "Offering Circular"), have been prepared in connection with the offering of the Securities. Any reference to the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the "2002 10-K"), filed pursuant to the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's Current Report on Form 8-K filed on February 25, 2002, as amended by Amendment No. 1 to the Current Report on Form 8-K filed on April 22, 2002, the Company's Current Report on Form 8-K filed on May 24, 2002, as amended by Amendment No. 1 to the Current Report on Form 8-K filed on July 16, 2002 and Amendment No. 2 to the Current Report on Form 8-K filed on July 24, 2002, and the Company's Current Report on Form 8-K filed on April 2, 2003, each of which is incorporated by reference in and made a part of the Preliminary Offering Circular and the Offering Circular, and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the United States Securities and Exchange Commission (the "Commission") pursuant to

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         Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the
         Preliminary Offering Circular or the Offering Circular, as the case may be, and prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto are hereinafter called the "Exchange Act Reports." The Exchange Act
         Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Preliminary Offering Circular or the
         Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

                  (b) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular;

                  (c) As of the date of this Agreement, and at the Time of Delivery (as defined below), each of the Company's subsidiaries that are not named as Guarantors under this Agreement and are not guarantors of the Securities, either (i) is not a "Domestic Subsidiary" as such term is defined in the Description of the Notes section of the Offering Circular or (ii) qualifies as an "Immaterial Subsidiary" as such term is defined in the Description of the Notes section of the Offering Circular;

                  (d) The Company and its subsidiaries have good and indefeasible title in fee simple to all real property and good and defensible title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in, or permitted by, the Offering Circular or such as do not materially adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property, buildings and vessels held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property, buildings and vessels by the Company and its subsidiaries subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights or providing for the relief of debtors and to general equity principles;

                  (e) The Company and the Guarantors have each been duly incorporated or formed, as the case may be, and are validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation or organization, as the case may be, with corporate or limited liability company

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         power and authority to own or lease their properties and conduct their business as described in the Offering Circular, and have been duly qualified as a foreign corporation or limited liability company, as the case may be, for the transaction of business and are in good standing under the laws of each other jurisdiction in which the character of business conducted by it or the location of properties owned or leased make such qualification or registration necessary (except where the failure to so qualify would not have a material adverse effect on (i) the condition (financial or otherwise), results of operations, business, earnings or prospects of the Company and its subsidiaries, taken as a whole, (ii) the value of the Collateral or (iii) the validity or enforceability of the Security Documents or any lien purporting to be created thereby or any right or remedy arising thereunder (a "Material Adverse Effect"));

                  (f) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; all of the issued shares of capital stock of each Guarantor that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable and (except as described in the Offering Circular and except for one share of Tesoro Petroleum (Singapore) Pte Ltd.) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (each, a "Lien"); and all of the outstanding limited liability company interests of each Guarantor that is a limited liability company are owned directly or indirectly by the Company, free and clear of all Liens (except as described in the Offering Circular);

                  (g) The Securities have been duly authorized by the Company and, at the Time of Delivery, will have been duly executed and delivered by the Company. When the Securities have been issued, executed and authenticated in accordance with the terms of the Indenture, and delivered against payment therefor in accordance with the terms hereof and thereof, the Securities will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (h) The Indenture has been duly authorized by the Company and each of the Guarantors, and, when executed and delivered by the Company and each of the Guarantors will have been duly executed and delivered (assuming due authorization, delivery and performance by the Trustee) and will constitute a valid and legally binding obligation of the Company and the Guarantors, enforceable against the Company in accordance with its terms, subject, as to enforcement against the Company, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights or providing for the relief of debtors and to general equity principles, and enforceable against the Guarantors in accordance with its terms, subject, as to enforcement against the Guarantors, to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting creditors' rights or providing for the relief of debtors and to general equity principles;

                  (i) The Guarantees have been duly authorized by each of the Guarantors and, when issued and delivered pursuant to this Agreement and the Indenture, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of such Guarantors, entitled to the benefits provided by the Indenture and enforceable against them in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting creditors' rights or providing for the relief of debtors and to general equity principles;

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                  (j)      The exchange and registration rights agreement to be
         dated April 17, 2003, among the Company, the Guarantors and the Purchasers (the "Registration Rights Agreement") has been duly authorized by the Company and each of the Guarantors and, when executed and delivered by the Company and such Guarantors, will have been duly executed and delivered and will constitute a valid and legally binding obligation of the Company and such Guarantors, enforceable against them in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights or providing for the relief of debtors and to general equity principles;

                  (k) The Company's 8% Senior Secured Notes due 2008 to be issued in exchange for the Securities in accordance with the Registration Rights Agreement, which will have terms substantially identical in all material respects to the Securities (the "Exchange Securities"), have been duly authorized for issuance by the Company and, when issued and delivered pursuant to this Agreement, the Registration Rights Agreement and the Indenture, will have been duly executed. When the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Indenture, they will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights or providing for the relief of debtors and to general equity principles;

                  (l) The guarantees of the Company's obligations under the Exchange Securities (the "Exchange Guarantees") to be offered in exchange for the Guarantees in the Exchange Offer have been duly authorized by each of the Guarantors and, when issued and delivered pursuant to this Agreement and the Indenture, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of each such the Guarantor, entitled to the benefits provided by the Indenture and enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting creditors' rights or providing for the relief of debtors and to general equity principles;

                  (m) The Security Documents to which the Company and the Guarantors are a party have each been duly authorized by each of the Company and such Guarantors and, when executed and delivered by the Company and each of the Guarantors, will constitute valid and legally binding obligations of the Company and such Guarantors, respectively, enforceable against the Company and such Guarantors in accordance with their respective terms, subject, as to enforcement and the Liens created thereby, to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting creditors' rights or providing for the relief of debtors and to general equity principles;

                  (n) The Mortgages have each been duly authorized by the Guarantors party thereto and, when executed and delivered by such Guarantors, will constitute valid and legally binding obligations of such Guarantors, respectively, enforceable against such Guarantors in accordance with their respective terms, subject, as to enforcement and the Liens created thereby, to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting creditors' rights or providing for the relief of debtors and to general equity principles;

                  (o) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of
         Section 7 of the Exchange Act, or any regulation promulgated thereunder,

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         including, without limitation, Regulations T, U, and X of the Board of
         Governors of the Federal Reserve System;

                  (p) Neither the Company nor the Guarantors has taken, nor will any of them take, directly or indirectly, any action prohibited by Regulation M under the Securities Act of 1933, as amended (the "Securities Act");

                  (q) The issue and sale of the Securities and the Guarantees, the grant and perfection of security interests in the Collateral pursuant to the Security Documents, the performance by the Company and the Guarantors with their respective obligations pursuant to provisions of the Securities, the Indenture, the Guarantees, the Registration Rights Agreement, the Security Documents, and this Agreement (collectively, the "Operative Documents"), the consummation by the Company and the Guarantors of the transactions contemplated by the Financing Transaction or the transactions contemplated by this Agreement will not:

                           (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject;

                           (ii) result in any violation of the provisions of the Certificate of Incorporation or Certificate of Formation or By-laws or other organizational documents, as applicable, of the Company or any of its subsidiaries;

                           (iii) result in any violation of the applicable provisions of any law or statute or any order, rule or regulation, judgment or decree of any court or governmental agency or body having jurisdiction over, and applicable to, the Company or any of its subsidiaries or any of their respective properties or assets; or

                           (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any of their respective properties or assets is bound (other than as provided in favor of the holders of the Securities and lenders under the Term Loan Agreement, and as provided in favor of the lenders under the New Credit Facility);

except in the case of clauses (i), (iii) and (iv) for such conflicts, breaches, violations, defaults or Liens which, individually or in the aggregate, would not result in a Material Adverse Effect;

                  (r) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities and the Guarantees, the grant and perfection of security interests in the Collateral pursuant to the provisions of the Security Documents, the performance by the Company and the Guarantors with their respective obligations pursuant to the Securities, the Guarantees, the Indenture, the Registration Rights Agreement and the Security Documents or the consummation by the Company and the Guarantors of the transactions contemplated by the Financing Transaction or the transactions contemplated by this Agreement except for (1) the filing and effectiveness of a registration statement by the Company with the Commission under the Securities Act pursuant to the Registration Rights Agreement, (2) the filings required to perfect the Collateral Agent's security interests granted pursuant to the Security Documents, (3) the filings required to release existing Liens, (4) such consents, approvals, authorizations,

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         registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers, (5) those regulatory approvals from the North Dakota Public Service Commission required for the grant of security interest in the Company's 700-mile pipeline system in North Dakota and Montana, and the Capital Stock of Tesoro High Plains Pipeline Company, and (6) such consents required in connection with the assignment and transfer of leases related to the waterfront rights at the Hawaii, Alaska, California and Washington refineries of subsidiaries of the Company;

                  (s) Neither the Company nor any of the subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except where such violation or default would not have a Material Adverse Effect;

                  (t) The statements set forth in the Offering Circular under the captions "Business-Government Regulation and Legislation," "Description of Other Indebtedness," "Description of the Notes" and "Certain Federal Income Tax Considerations" are accurate in all material respects and present fairly the information described therein;

                  (u) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property or assets of the Company or any of its subsidiaries is the subject which (i) could reasonably be expected to have a Material Adverse Effect or (ii) could materially and adversely affect the consummation by the Company and each of the Guarantors of their obligations pursuant to this Agreement or the other Operative Documents; and, to the Company's and each of the Guarantors' knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (v) When the Securities and the Guarantees are issued and delivered pursuant to this Agreement, neither the Securities nor the Guarantees will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company or the Guarantors which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

                  (w) The Company is subject to Section 13 or 15(d) of the Exchange Act;

                  (x) Neither the Company nor any of its subsidiaries is, or after giving effect to the offering and sale of the Securities, will be, subject to the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder;

                  (y) Neither the Company, nor any of its subsidiaries, is, or, after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described under "Use of Proceeds" in the Offering Circular, will be, an "investment company" or an entity "controlled by an investment company," as such terms are defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the "Investment Company Act");

                  (z) The Company and the Guarantors (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to

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         maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference;

                  (aa) Neither the Company nor any Guarantor nor any their respective affiliates nor any person acting on its or their behalf has engaged or will engage in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities or the Guarantees. The Company and the Guarantors, each of their affiliates and any person acting on its or their behalf (other than the Purchasers, as to whom the Company and the Guarantors make no representation) has complied and will comply with the offering restriction requirements of Regulation S. To the Company's and Guarantor's knowledge, the sale of the Securities and the Guarantees pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act;

                  (bb) Neither the Company nor any of the Guarantor or any of its or their respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities or the Guarantees in a manner that would require the registration under the Securities Act of the Securities or the Guarantees or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities or the Guarantees (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; provided, however, no representation is made as to the Initial Purchasers or any person acting on their behalf. No securities of the same class as the Securities and the Guarantees have been issued and sold by the Company or the Guarantors within the six-month period immediately prior to the date hereof;

                  (cc) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as defined in the AICPA's Code of Professional Conduct;

                  (dd) Except as described in the Offering Circular and except for such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative order, consent, decree or judgment thereof, including any judicial or administrative order, consent, decree or judgment relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) the Company and each of its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) to the knowledge of the Company, there are no pending or overtly threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or

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         proceeding by any private party or governmental body or agency, against or affecting the Company or any of the subsidiaries relating to Hazardous Materials or Environmental Laws;

                  (ee) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses, except where the failure to have such rights would not have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others which, in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (ff) The pro forma financial statements which are included and incorporated by reference in the Offering Circular present fairly in all material respects the historical and proposed transactions previously consummated by the Company or contemplated by this Agreement and the Offering Circular; and such pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act and the Rules and Regulations and have been prepared on a basis consistent with the historical consolidated financial statements of the Company;

                  (gg) The financial statements, including the notes thereto, included or incorporated by reference in the Offering Circular comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act, and the rules and regulations of the Commission thereunder, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries and the other entities for which financial statements are included in the Offering Circular as of the dates indicated and condition and results of operations for the periods specified; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America applied on a consistent basis throughout the periods involved except as noted therein; and the other historical financial and statistical information and operating data of the Company which appear in and are included and incorporated in by reference in the Offering Circular are in all material respects accurately presented and prepared on a basis consistent with the financial statements included and incorporated by reference in the Offering Circular and the books and records of the Company;

                  (hh) The Company and its subsidiaries, collectively (the "Consolidated Company"), and each of the Guarantors has not, and, as a result of consummation of the transactions herein contemplated and the consummation of the Financing Transaction, will not have, incurred debts beyond its ability to pay as they mature;

                  (ii) The present fair saleable value of the assets of the Consolidated Company and each of the Guarantors, exceeds the amount required to pay the probable liability on its and their existing debts, respectively (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent), as they become absolute and matured, and as a result of consummation of the transactions herein contemplated and after giving effect to the Financing Transaction, will exceed such amount;

                  (jj) The Consolidated Company and each of the Guarantors, does not, and, as a result of consummation of the transactions herein contemplated and the consummation of the Financing Transaction, will not, have unreasonably small capital for it to carry on its business as proposed to be conducted;

                  (kk) Neither the Consolidated Company nor any of the Guarantors are incurring obligations or making transfers under any evidence of indebtedness with the intent to hinder, delay or defraud any entity to which it is or will become indebted;

                  (ll) Except for such matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is imminent, (ii) except as disclosed in the Offering Circular, neither the Company nor any of its subsidiaries is party to a collective bargaining agreement, and (iii) except as disclosed in the Offering Circular, there are no unfair labor practice complaints pending against the Company or any of its subsidiaries or, to the Company's knowledge, threatened against any of them;

                  (mm) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")), or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any "employee benefit plan", (as defined in Section 3(3) of ERISA), or any "employee benefit plan" of any entity which is considered one employer with the Company under
         Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"); each such "employee benefit plan" is in compliance in all material respects with its terms and applicable law, including ERISA and the Code; and the Company or any ERISA Affiliate has not participated in any multiemployer plan (as defined in Section 3(37) of ERISA); the Company or any ERISA Affiliate has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any "pension plan" (as defined in Section 3(2) of ERISA) and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification;

                  (nn) Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any Federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof;

                  (oo) At the Time of Delivery, no Pipeline Subsidiary will have guaranteed or granted or agreed to grant any security interest in any of its present or future property to secure any of the Obligations under the New Credit Facility and the New Credit Facility will be governed by an agreement that includes the provisions described in clause (1) of the definition of "Qualified Credit Facility" in the Description of the Notes section of the Offering Circular;

                  (pp) As of the Time of Delivery, the Company and the Guarantors will own the Collateral free and clear of all Liens (other than Permitted Liens), and no Financing Statements (as defined below) in respect of any property or assets of the Company or any Guarantor will be on file in favor of any person other than those in respect of Permitted Prior Liens (as such term is defined in the Description of the Notes section of the Offering Circular) and those to be terminated with respect to existing indebtedness;

                  (qq) When executed and delivered to the Collateral Agent at the Time of Delivery, the Security Documents grant and create, in favor of the Collateral Agent for the benefit of the Secured Parties as security for all of the Secured Obligations, a valid and enforceable security interest in the Collateral, and when the filings referred to in the following sentences are made, such security interests will be perfected first priority security interests (subject to Permitted Prior Liens). When delivered at the Time of Delivery, each Mortgage will be delivered, duly acknowledged and, if required for recordation, attested and otherwise will be in recordable form, and when such Mortgage is filed for record and recorded in the filing office identified therein, the security interest of the Collateral Agent in the real property described therein will be duly perfected. Each of the Company and Guarantors is a "registered organization" (as defined in Article 9 of the California Uniform Commercial Code) under the law of the state in which it is identified in the Indenture, as being organized, and at the Time of Delivery all security interests granted under the Security Documents in Collateral consisting of personal property or fixtures will be duly perfected to the extent such security interests may be perfected by filing upon the filing of the financing statements referred to in Section 7(m) hereof. At the Time of Delivery, (i) all Collateral consisting of Capital Stock of Pipeline Subsidiaries will be represented by certificated securities and (ii) all such certificated securities and all promissory notes and other instruments then evidencing or representing any Collateral will be delivered to the Collateral Agent in pledge for the benefit of the Secured Parties as security for all of the Secured Obligations, duly endorsed by an effective endorsement (unless such certificated securities, promissory notes and instruments are Excluded Assets);

                  (rr) All Obligations under or in respect of the Securities and the Term Loans constitute "Senior Debt" as such term is defined in, and for the purposes of, the indentures governing the Company's outstanding 9-5/8% senior subordinated notes due 2012, 9-5/8% senior subordinated notes due 2008 and 9% senior subordinated notes due 2008 and the promissory notes constituting the Company's junior subordinated notes due 2012;

                  (ss) As of the Time of Delivery, the representations and warranties contained in the Security Documents will be true and correct in all respects; and

                  (tt) The Securities, the Guarantees, the Indenture, the Registration Rights Agreement, the Security Documents, the Term Loan Agreement and the New Credit Facility Agreement will conform in all material respects to the descriptions thereof in the Offering Circular.

         2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 96.494% of the principal amount thereof, plus accrued interest, if any, from April 17, 2003 to the Time of Delivery hereunder, the principal amount of Securities (and the Guarantees thereof) set forth opposite the name of such Purchaser in Schedule I hereto.

         3. Upon the authorization by you of the release of the Securities and the Guarantees, the several Purchasers propose to offer the Securities and the Guarantees for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:

                  (a) It will offer and sell the Securities (i) only to persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of Rule 144A and (ii) through its selling agents, outside the United States, to non-U.S. persons in reliance on Regulation S under the Securities Act;

                  (b)      It is an Institutional Accredited Investor; and

                  (c) It will not solicit offers for, or offer or sell, the Securities or the Guarantees by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (d) In connection with the transactions described in subsection (a)(ii) of this Section 3, you have offered and sold the Securities and the Guarantees, and will offer and sell the Securities and the Guarantees, (i) as part of your distribution at any time and
         (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date (as defined herein) (the "Distribution Compliance Period"), only in accordance with Rule 903 of Regulation S. Accordingly, the Purchasers represent and agree that, with respect to the transactions described in subsection (a)(ii) of this Section 3, neither they, nor any of their Affiliates, nor any person acting on their behalf has engaged or will engage in any directed selling efforts with respect to the Securities and the Guarantees, and that they have complied and will comply with the offering restrictions requirements of Regulation S. The Purchasers agree that, at or prior to the confirmation of sale of the Securities and the Guarantees pursuant to subsection (a)(iii)(B) of this Section 3, they shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities and Guarantees from the Purchasers during the Distribution Compliance Period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States to, or for the account or benefit of, U.S. Persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the time of delivery of the Securities, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. The terms used above have the meaning given to them by Regulation S."

         4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities and the Guarantees to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Securities and the Guarantees to the account of Goldman, Sachs & Co. at DTC. The Company and the Guarantors will cause the certificates representing the Securities and the Guarantees to be made available to Goldman, Sachs & Co. for checking at least 24 hours prior to the Time of Delivery at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on April 17, 2003 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery;" and

                  (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(u) hereof, will be delivered at such time and date at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. Each of the Company and the Guarantors, jointly and severally, agrees with each of the Purchasers:

                  (a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with such number of copies thereof as you shall reasonably request;

                  (b) Promptly, from time to time, to take such action as you may reasonably request to qualify the Securities and the Guarantees for offering and sale (or obtain an exemption from registration) under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities and the Guarantees, provided that in connection therewith, neither the Company, nor any of the Guarantors, shall be required to qualify as a foreign corporation or dealer in securities or to execute a general consent to service of process in any jurisdiction;

                  (c) If, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

                  (d) To take such steps as shall be necessary to ensure that neither the Company nor any Guarantor shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder;

                  (e)      At any time when the Company is not subject to
         Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act;

                  (f) To use its reasonable best efforts to cause the Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

                  (g) To furnish to the Purchasers as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the

         Offering Circular), to make available to the Purchasers consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

                  (h) During a period of five years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities, or any class of securities of the Company or any of the Guarantors is listed;

                  (i) Not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Securities or Guarantees in a manner that would require the registration under the Securities Act of the Securities or the Guarantees;

                  (j) To do and perform all things required to be done and performed under this Agreement, the Securities, the Guarantees, the Indenture, the Registration Rights Agreement and the Security Documents prior to and after the Time of Delivery;

                  (k) To comply with all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for "book entry" transfer;

                  (l) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds"; and

                  (m) For a period of 180 days from the date of the Offering Circular, neither the Company, nor any of its subsidiaries or other affiliates over which it exercises management or voting control, nor any person acting on its behalf will, without the prior written consent of Goldman, Sachs & Co., offer, sell, contract to sell or otherwise dispose of any securities that are substantially similar to the Securities, except for the Exchange Securities in connection with the Exchange Offer.

         6. Each of the Company and the Guarantors, jointly and severally, covenants and agrees with the several Purchasers that the Company and the Guarantors will pay or cause to be paid all reasonable expenses incident to the performance of the obligations of the Company and the Guarantors under this Agreement, including the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and the Guarantees, and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and persons designated by them;
(ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Registration Rights Agreement, the Security Documents, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities, the Exchange Securities, the Guarantees and the Exchange Guarantees for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys;
(iv) all expenses associated with the creation and perfection of security interests and associated documents, including, without limitation, the Security Documents and all Financing Statements (as defined below), including filing fees and the reasonable fees and disbursements of Latham & Watkins LLP incurred in connection therewith and the fees and disbursements of local counsel to the Purchasers incurred in connection therewith; (v) any fees charged by securities rating services for rating the Securities and the Exchange Securities; (vi) the cost of printing the Securities and the Guarantees; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (viii) the fees and expenses of the Collateral Agent and any agent of the Collateral Agent and the fees and expenses of counsel for the Collateral Agent in connection with the Security Documents, the Financing Statements and the Collateral; (ix) any expense or listing fee incurred in connection with the designation of the Securities for trading in PORTAL; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6. It is understood, however, that, except as provided in this Section 6, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties of the Company and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantors shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) Latham & Watkins LLP, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to the matters covered in paragraphs (i), (ii),
         (iii), (iv), (v), (vii), (x) and (xix) of subsection (b) below and paragraphs (i), (ii), (iii), (ix), (x), (xi), (xii), (xiii), (xiv),
         (xv), (xvi), (xvii), and (xviii) of subsection (c) below, as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (b) Fulbright & Jaworski L.L.P., counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that, and subject to customary exceptions, qualifications, limitations and assumptions in relation thereto:

                           (i) The Securities (assuming due authorization, execution, authentication, delivery and issuance) constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights or providing relief of debtors and to general equity principles;

                           (ii) The Guarantees (assuming due authorization, execution, delivery and issuance) constitute valid and legally binding obligations of each of the Guarantors, entitled to the benefits provided by the Indenture, enforceable against such Guarantors in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting creditors' rights or providing relief of debtors and to general equity principles;

                           (iii) The Indenture (assuming due authorization, execution and delivery) constitutes a valid and legally binding obligation of the Company and each of the Guarantors, enforceable against the Company in accordance with its terms, subject, as to enforcement against the Company, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights or providing for the relief of debtors and to general equity principles, and enforceable against the Guarantors in accordance with its terms, subject, as to enforcement against the Guarantors, to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting creditors' rights or providing for the relief of debtors and to general equity principles;

                           (iv) The Registration Rights Agreement (assuming due authorization, execution, and delivery) constitutes a valid and legally binding obligation of the Company and each of the Guarantors, enforceable against the Company and such Guarantors in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights or providing for relief of debtors and to general equity principles;

                           (v) The Security Documents (assuming due authorization, execution and delivery) constitute valid and legally binding obligations of the Company and each Guarantor that is a party thereto, respectively, enforceable against the Company and such Guarantors in accordance with their respective terms, subject, as to enforcement and the Liens created thereby, to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting creditors' rights or providing for relief to debtors and to general equity principles;

                           (vi) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required to be obtained or made by the Company or any Guarantor by any material statutory law applicable to it as a condition to its and their issuance of the Securities or the Guarantees or the consummation by the Company and the Guarantors of the Financing Transactions or the transactions contemplated by this Agreement, the Security Documents, the Registration Rights Agreement or the Indenture, except, such consents, approvals, authorizations, registrations or qualifications as (a) have been obtained or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers and (b) such as may be required under the Securities Act or the Exchange Act or the rules and regulations of the Commission promulgated thereunder in connection with (i) the filing of a registration statement for the Exchange Securities and consummation of the Exchange Offer pursuant to the Registration Rights Agreement or (ii) the filing and effectiveness of a shelf registration statement pursuant to the Registration Rights Agreement, and such filings as are (x) required to perfect the Collateral Agent's security interests granted pursuant to the Security Documents and (y) required to release existing Liens; provided that for purposes of the opinion expressed in this clause 7(b)(vi), such counsel may assume that the purchase of senior subordinated notes by Goldman, Sachs & Co. was done in compliance with all applicable securities laws;

                           (vii) The statements set forth in the Offering Circular under the caption "Certain Federal Income Tax Considerations", insofar as they refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information described therein;

                           (viii) To such counsel's knowledge, there are no contracts or other documents that are required to be described in the Company's filings under the Exchange Act or filed as exhibits to the Company's filings under the Exchange Act that have not been so described or filed;

                           (ix) The Indenture, the Registration Rights Agreement, the Security Documents, the Securities and the Guarantees conform, in all material respects to the descriptions thereof in the Offering Circular;

                           (x) Assuming (a) the Securities are not offered to you by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and
                  (b) neither the Company nor any affiliate (as such term is defined in Rule 501(b) of Regulation D under the Securities
                  Act) of the Company has directly or though any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security that is or could be integrated with the Securities in a manner that would require registration under the Securities Act, no registration of the Securities under the Securities Act, and no qualification of the Indenture under the United States Trust Indenture Act of 1939 with respect thereto, is required for the offer, sale and initial resale of the Securities by the Purchasers in the manner contemplated by this Agreement;

                           (xi) The Company is not, and after giving effect to the offering and sale of the Securities and application of the net proceeds therefrom as described in the Offering Circular, will not be, an "investment company," as such term is defined in the Investment Company Act;

                           (xii)    Neither the Company, nor any of its
                  subsidiaries, is, or after giving effect to the offering and sale of the Securities, will be, a "public utility holding company" or an entity "controlled by a public utility holding company," as such terms are defined in the United States Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder;

                           (xiii) Assuming the Company applies the net proceeds as described in the "Use of Proceeds" section of the Offering Circular, to their knowledge, neither the Purchase Agreement nor the issuance or sale of the Securities will violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System; provided that for purposes of the opinion expressed in this clause 7(b)(xiii), such counsel may assume that the purchase of senior subordinated notes by Goldman, Sachs & Co. was done in compliance with all applicable securities laws;

                           (xiv) Each of the Security Agreement and the Control Agreement, at the Time of Delivery, will create a valid security interest in favor of the Collateral Agent in that portion of the collateral described in Section 2.1 of the Security Agreement in which the Obligor has rights and a valid security interest may be created under Article 9 of the New York UCC or California UCC, as applicable (the "UCC Collateral"), which security interest will secure the Secured Obligations as defined in the Security Agreement;

                           (xv) The UCC-1 financing statement for each Obligor that is organized under the laws of Delaware, together with all schedules and exhibits to such financing statement, is in appropriate form for filing in the Office of the Secretary of State of the State of Delaware. Upon the proper filing of each such financing statement in the Office of the Secretary of State of the State of Delaware, the security interest in favor of the Collateral Agent for the benefit of the Secured Parties in the UCC Collateral described in such financing statement will be perfected to the extent a security interest in such Collateral may be perfected under the Delaware UCC by the filing of a financing statement in that office;

                           (xvi) To the extent governed by the laws of the State of Delaware, (a) the transmitting utility filing for each Pipeline Subsidiary that is organized under the laws of Delaware, together with all schedules and exhibits to such filing, is in appropriate form for filing in the Office of the Secretary of State of the State of Delaware and (b) upon the proper filing of each such filing in the Office of the Secretary of State of the State of Delaware, the security interest in favor of the Collateral Agent for the benefit of the Secured Parties in the UCC Collateral described in such filing will be perfected to the extent a security interest in such Collateral may be perfected under the Delaware UCC by the filing of such financing statement in that office;

                           (xvii) Upon delivery of the certificates in registered form representing the Pipeline Subsidiaries that constitute "certificated securities" representing the Collateral within the meaning of Section 8-102(a)(4) of New York UCC and that are listed on Schedule 1 to the Security Agreement (the "Pledged Securities") in, and while located in, the State of New York, pursuant to the Security Agreement, indorsed to the Collateral Agent or in blank, in each case, by an effective endorsement, or accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective endorsement, the security interest in favor of the Collateral Agent for the benefit of the Secured Parties in the Pledged Securities will be perfected. The Collateral Agent's security interest in the Pledged Securities has priority over any other security interest in the Pledged Securities granted by the Company and the Tesoro Alaska Company assuming no other secured party has control of, and the absence of any other control agreement with respect to, the Pledged Securities;

                           (xviii)  The Control Agreement is sufficient in form
                  and substance to provide for the perfection by control, the security interest in favor of the Collateral Agent in the Asset Sale Proceeds Account and deposits therein will be perfected; and

                           (xix) Such counsel shall also state that they have participated in conferences with certain officers and representatives of the Company, counsel to the Purchasers, representatives of the independent public accountants of the Company, and representatives of the Purchasers at which the contents of the Offering Circular and related matters were discussed and, although they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular (except as stated in subsections (vii) and (ix) above), on the basis of the foregoing (relying as to materiality, to the extent such counsel deems appropriate, upon the statements of officers and other representatives of the Company); no information has come to our attention that has caused us to believe that the Offering Circular contained as of its date or contains as of the Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we make no comment as to the financial statements, schedules and other financial or statistical data included in the Offering Circular;

                  (c) James C. Reed, Jr., General Counsel of the Company, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

                           (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Circular;

                           (ii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it is required to be so qualified, except where the failure to do so would not have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company);

                           (iii) Each of the Guarantors has been duly incorporated or formed and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, with corporate or limited liability company power and authority to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to do so would not have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company);

                           (iv) To such counsel's knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect;

                           (v) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

                           (vi) All of the issued shares of capital stock of each of the Guarantors that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable and (except as described in the Offering Circular and except for one share of Tesoro Petroleum (Singapore) Pte Ltd.), and, to such counsel's knowledge, are owned by the Company directly or indirectly through one of the other Guarantors, free and clear of all Liens except as described in the Offering Circular. All of the outstanding limited liability company interests of each of the Guarantors that is a limited liability company are owned directly or indirectly by the Company, free and clear of all Liens except as disclosed in the Offering Circular. Except as described in the Offering Circular and pursuant to the Company's employee benefit plans, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, nor any restriction on the voting or transfer of, any capital stock or other equity interest of the Company or any subsidiary created or held by the Company or any subsidiary;

                           (vii) To such counsel's knowledge, neither the Company nor any of the Guarantors is (i) in violation of its Certificate of Incorporation or Certificate of Formation or By-laws or other organizational documents or (ii) in default in the performance or observance of any of its material obligations pursuant to the express provisions of any covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument to which it is a party or by which it may be bound where such default, singly or in the aggregate, would have a Material Adverse Effect;

                           (viii)   Except for the Registration Rights
                  Agreement, to such counsel's knowledge, there are no contracts, agreements or understandings between the Company or any of the Guarantors and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor, owned or to be owned by such person or to require the Company or such Guarantor to include such securities with any securities being registered pursuant to any registration statement filed by the Company or such Guarantor under the Securities Act;

                           (ix) The Purchase Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors;

                           (x) The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors;

                           (xi) The Securities have been duly authorized, executed, authenticated, issued and delivered by the Company;

                           (xii) The Guarantees have been duly authorized, executed, issued and delivered by the Guarantors;

                           (xiii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors;

                           (xiv) The Security Documents to which it is a party have been duly authorized, executed and delivered by each of the Company and the Guarantors;

                           (xv) The Financing Statements have been duly authorized and delivered by the Company and each of the Guarantors;

                           (xvi) The Exchange Securities have been duly authorized by the Company;

                           (xvii) The Exchange Guarantees have been duly authorized by each of the Guarantors;

                           (xviii)  To such counsel's knowledge, the issue and
                  sale of the Securities and the Guarantees and the performance by the Company and each of the Guarantors of their respective obligations pursuant to the express provisions of the Securities, the Guarantees, the Indenture, the Registration Rights Agreement, the Security Documents and this Agreement to which each is a party, the consummation of the transactions herein and therein contemplated and the consummation of the Financing Transaction will not (i) result in a breach of, or constitute a default under, the obligations of any of them under the express provisions of any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or Certificate of Formation, By-laws or other organizational document of the Company or any of the Guarantors or (iii) result in the violation of any applicable statute or, to such counsel's knowledge, any order, rule or regulation of any court or governmental agency or body having jurisdiction over, and is applicable to, the Company or any of the Guarantors; provided that for purposes of the opinion expressed in this clause 7(c)(xviii), such counsel may assume that the purchase of senior subordinated notes by Goldman, Sachs & Co. was done in compliance with all applicable securities laws; and

                           (xix) The Exchange Act Reports (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder;

                  (d) A counsel to be named by the Company and reasonably satisfactory to the Purchasers shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you to the effect that:

                           (i) The creation and perfection of security interests in the stock of Tesoro High Plains Pipeline Company and all of the fixtures and equipment comprising the pipeline facilities owned by Tesoro High Plains Pipeline Company, including the North Dakota-Montana Pipeline System, and the Guarantee by Tesoro High Plains Pipeline Company, will not violate, or require any consent, approval, notice or other filing under the Interstate Commerce Act or the regulations promulgated thereby related to or implemented by the Federal Energy Regulatory Commission, ("FERC");

         and such opinion will be accompanied by a certificate of an officer of the Company, dated the Time of Delivery, in form and substance reasonably satisfactory to the Purchasers, certifying that the only oil pipeline facilities that the Company or its subsidiaries own, operate or control that constitute interstate pipeline facilities subject to regulation by the FERC are the facilities owned and operated by the Tesoro High Plains Pipeline Company located in North Dakota and Montana;

                  (e) Local counsel to the Company in the States of Hawaii, Alaska, California, Washington, North Dakota, Utah, Idaho and Montana shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to the Purchasers, as to such matters under the laws of their respective states as such Purchasers may reasonably request;

                  (f) Valuation Research Corporation shall have furnished to you its written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

                           (i) The Consolidated Company has not, and, as a result of consummation of the transactions herein contemplated and the consummation of the Financing Transaction, will not have, incurred debts beyond its ability to pay as they mature;

                           (ii) The present fair saleable value of the assets of the Consolidated Company exceeds the amount required to pay the probable liability on its existing debts, (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent), as they become absolute and matured, and as a result of consummation of the transactions herein contemplated and the consummation of the Financing Transaction, will continue to exceed such amount; and

                           (iii) The Consolidated Company does not, and, as a result of consummation of the transactions herein contemplated and the consummation of the Financing Transaction, will not, have unreasonably small capital to carry on its business as presently conducted;

                  (g) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Annex I hereto;

                  (h) The Chief Financial Officer of the Company shall have furnished a certificate, dated the Closing Date, in form and substance reasonably satisfactory to you, to the effect that:

                           (i) The Consolidated Company does not intend to or believe that it has incurred or will incur, debts that will be beyond its and their ability to pay as they mature;

                           (ii) No Significant Subsidiary (as defined in the Description of Notes Section of the Offering Circular) intends to or believes that it has incurred or will incur, debts that will be beyond its ability to pay as they mature;

                           (iii) The present fair saleable value of the assets of the Consolidated Company exceeds the amount that will be required to pay the probable liability on its and their existing debts, respectively (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent), as they become absolute and matured;

                           (iv) The present fair saleable value of the assets of each Significant Subsidiary exceeds the amount that will be required to pay the probable liability on its existing debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent), as they become absolute and matured;

                           (v) The Consolidated Company does not have unreasonably small capital for it or them, respectively, to carry on its and their respective businesses as proposed to be conducted;

                           (vi) No Significant Subsidiary has unreasonably small capital for it to carry on its business as proposed to be conducted;

                           (vii) The Consolidated Company is not incurring obligations or making transfers under any evidence of indebtedness with the intent to hinder, delay or defraud any entity to which it is or will become indebted; and

                           (viii) No Significant Subsidiary is incurring obligations or making transfers under any evidence of indebtedness with the intent to hinder, delay or defraud any entity to which it is or will become indebted;

                  (i) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

                  (j) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

                  (k) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (the "NYSE"); (ii) a suspension or material limitation in trading in the Company's securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or
         (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

                  (l) The Securities have been designated for trading on PORTAL;

                  (m) The Collateral Agent shall have received (with a copy for the Purchasers) at the Time of Delivery:

                           (i) appropriately completed copies, which have been duly authorized for filing by the appropriate Person, of Uniform Commercial Code Financing Statements naming the Company and each Guarantor as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Trustee and its counsel, desirable to perfect the security interests of the Trustee pursuant to the Security Documents;

                           (ii) appropriately completed copies, which have been duly authorized for filing by the appropriate Person, of Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens (other than Permitted Prior Liens) of any Person in any collateral described in the Security Documents previously granted by any Person, except to the extent that the administrative agent under the Existing Senior Secured Credit Facility has not delivered such termination statements as of the Time of Delivery but has agreed to pursuant to a release, reconveyance, satisfaction or other instrument described in clause (iv) below;

                           (iii) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Trustee, dated a date reasonably near to the Time of Delivery, listing all effective Financing Statements which name the Company or any Guarantor (under its present name and any previous names) as the debtor, together with copies of such Financing Statements (none of which shall cover any collateral described in the Security

                  Documents, other than such Financing Statements that evidence Permitted Prior Liens);

                           (iv) such releases, reconveyances, satisfactions or other instruments as it may request to confirm the release, satisfaction and discharge in full of all mortgages and deeds of trust at any time delivered by the Company or any Guarantor to secure any Obligations in respect of the Existing Senior Secured Credit Facility, duly executed, delivered and acknowledged in recordable form by the grantee named therein or its of record successors or assigns;

                           (v) a letter (in form and substance reasonably satisfactory to the Purchasers) addressed to the Collateral Agent, the Trustee and the Term Loan Administrative Agent, executed and delivered by Bank One, N.A. as administrative agent under the Existing Senior Secured Credit Facility, stating the amount (the "Payout Amount") required to pay in full in cash at the Time of Delivery all outstanding Obligations under or in respect of the Existing Senior Secured Credit Facility and confirming and agreeing that upon payment of such amount all Liens securing such Obligations will be forever released and discharged;

                           (vi) confirmation reasonably satisfactory to the Purchasers that First American Title Insurance Company has accepted the Mortgages for recording and will cause the Mortgages to be duly filed and recorded within ten days following the Time of Delivery and has agreed to issue to the Collateral Agent for the benefit of the Secured Parties, a policy of title insurance in form and substance reasonably satisfactory to the Purchasers, insuring each Mortgage to be a valid, enforceable and perfected Lien upon all real property described therein, free from all prior Liens except Permitted Prior Liens, for the full amount of the Secured Obligations;

                           (vii) a certificate of insurance reasonably satisfactory to the Purchasers confirming that all insurance requirements of the Security Documents are satisfied;

                           (viii)   an agreement (in form and substance
                  reasonably satisfactory to the Purchasers) executed and delivered by the Collateral Agent and the Credit Facility Agent under the New Credit Facility, by which such Credit Facility Agent certifies to the Collateral Agent that the New Credit Facility is governed by an agreement that includes the provisions described in clause (1) of the definition of "Qualified Credit Facility" and that such Credit Facility Agent agrees to be bound by and will perform the obligations of the Credit Facility Agent set forth in the intercreditor provisions of the Indenture and the Collateral Agent agrees to be bound by and will perform the obligations of the Collateral Agent set forth in the intercreditor provisions of the indenture; and

                           (ix) such other approvals, opinions, or documents as the Purchasers, the Trustee or the Collateral Agent may reasonably request in form and substance reasonably satisfactory to each of them.

                  (n) All Uniform Commercial Code Financing Statements or other similar Financing Statements and Uniform Commercial Code Form UCC-3 termination statements required pursuant to clause (o)(i) and
         (ii) above (collectively, the "Financing Statements") shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Trustee (the "Filing Agent"). The Filing Agent shall have acknowledged in a writing reasonably satisfactory to the Trustee and its counsel (i) the Filing Agent's receipt of all Financing Statements, (ii) that the Financing Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Time of Delivery and (iii) that the Filing Agent will notify the Trustee and its counsel of the results of such submissions within 30 days following the Time of Delivery;

                  (o) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (n) of this Section and as to such other matters as you may reasonably request;

                  (p) The Company shall have consummated the Term Loan Agreement, and such Term Loans shall have been funded prior to, or shall be funded simultaneously with, the Time of Delivery on substantially the terms described in the Offering Circular and other terms reasonably satisfactory to the Purchasers, and the Purchasers shall have received counterparts, conformed as executed, of the Term Loan Agreement and such other documentation as they deem necessary to evidence the consummation thereof;

                  (q) The Company shall have consummated the New Credit Facility, and such New Credit Facility shall have been funded prior to, or shall be funded simultaneously with, the Time of Delivery on substantially the terms described in the Offering Circular and other terms reasonably satisfactory to the Purchasers, the Purchasers shall have received counterparts, conformed as executed, of the New Credit Facility Agreement and such other documentation as they deem necessary to evidence the consummation thereof;

                  (r) Prior to or simultaneously with the Time of Delivery, the Company shall have received cash proceeds from borrowings of the Term Loans and borrowings under the New Credit Facility in an amount sufficient, when added to the cash proceeds from the sale of the Securities (net of underwriting discounts and commissions), to pay in full in cash the Payout Amount and all other fees, costs and expenses payable by the Company in connection with the closing of the Financing Transaction and shall have authorized disbursement of such cash proceeds directly to pay the Payout Amount and such fees, costs and expenses pursuant to a disbursement authorization letter (in form and substance reasonably satisfactory to the Purchasers) executed and delivered by the Company and the Guarantors, and the Purchasers shall have received such other confirmation as any of them may reasonably request as to the termination and discharge of the Existing Senior Secured Credit Facility and the release and discharge of all Liens securing Obligations thereunder; and

                  (s) The Company and each of the Guarantors shall have delivered executed copies of the Securities, the Guarantees, the Indenture, the Registration Rights Agreement and the Security Documents (with all Mortgages duly acknowledged in recordable form) to the Purchasers, in each case in form and substance reasonably satisfactory to the Company and the Purchasers.

         8. (a) The Company and each of the Guarantors will, jointly and severally indemnify, and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor any of the

Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein;provided further, that with respect to any such untrue statement or omission made in the Preliminary Offering Circular, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of such Purchaser from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned if, to the extent that such sale was an initial sale by such Purchaser and any such loss, claim, damage or liability of that Purchaser is a result of the fact that both (A) a copy of the Offering Circular was not sent or given to such person at or prior to written confirmation of the sale of such Securities to such person and (B) the untrue statement or omission in the Preliminary Offering Circular was corrected in the Offering Circular unless, in either case, such failure to deliver the Offering Circular was a result (x) of noncompliance by the Company with Section 5(c) hereof or (y) the Company not previously furnishing copies of the Offering Circular to such Purchaser on a timely basis to permit the Offering Circular to be sent or given to such person at or prior to written confirmation of the sale of such Securities to such person;

                  (b) Each Purchaser will indemnify and hold harmless the Company and the Guarantors against any losses, claims, damages or liabilities to which the Company and the Guarantors may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company and such Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred;

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent all indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties against the indemnifying party under this Section 8 if, (i) the employment of such counsel shall have been authorized by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have engaged counsel reasonably promptly to take charge of the defense of such action or (iii) counsel for any of the indemnified parties shall have reasonably concluded that there may be defenses available to the indemnified parties that are in addition to or in conflict with those available to the indemnifying party, and, in that event, the fees and expenses of such separate counsel shall be paid by the indemnifying party; provided, further, that in connection with any proceedings or related proceedings in the same jurisdiction, the indemnifying party shall not be liable for the legal fees and expenses of more than one separate firm of attorneys (in addition to any local counsel). No indemnifying party shall (i) without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (a) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (b) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party or
(ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment;

                  (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and

                  (e) The obligations of the Company and the Guarantors under this Section 8 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act; and the obligations of the Purchasers under this
Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or any Guarantor and to each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act.

         9. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities;

                  (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default; and

                  (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default;

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, the Company, or any Guarantor, or any officer or director or controlling person of the Company or a Guarantor, and shall survive delivery of and payment for the Securities.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company, the Guarantors and the Purchasers shall not then be under any liability to any other Party except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but, if for any other reason, the Securities and the Guarantees are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities and the Guarantees but the Company shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company or any Guarantor shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company, the Guarantors and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and the Guarantors and each person who controls the Company, any Guarantor or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

         14.      Time shall be of the essence of this Agreement.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         17. The Company (and each employee, representative or other agent of the Company) is authorized, except as is necessary to comply with applicable securities laws, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Purchasers imposing any limitation of any kind.

         If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement among each of the Purchasers, the Company and the Guarantors. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                            Very truly yours,

                                            TESORO PETROLEUM CORPORATION

                                            By: /s/ GREGORY A. WRIGHT
                                                --------------------------------
                                                Name:  Gregory A. Wright
                                                Title: Senior Vice President and
                                                       Chief Financial Officer
                                       31

                                       FAR EAST MARITIME COMPANY

                                       GOLD STAR MARITIME COMPANY

                                       TESORO FINANCIAL SERVICES HOLDING COMPANY

                                       VICTORY FINANCE COMPANY

                                       Very truly yours,

                                            By: /s/ GREGORY A. WRIGHT
                                                --------------------------------
                                            Name: Gregory A. Wright,
                                                  Attorney-in-Fact

                                       DIGICOMP INC.

                                       SMILEY'S SUPER SERVICE, INC.

                                       TESORO ALASKA COMPANY

                                       TESORO ALASKA PIPELINE COMPANY

                                       TESORO AVIATION COMPANY

                                       TESORO HAWAII CORPORATION

                                       TESORO HIGH PLAINS PIPELINE COMPANY

                                       TESORO MARINE SERVICES HOLDING COMPANY

                                       TESORO MARINE SERVICES, LLC

                                              By: Tesoro Marine Services
                                              Holding Company, as sole member

                                       TESORO MARITIME COMPANY

                                       TESORO NORTHSTORE COMPANY

                                       TESORO PETROLEUM COMPANIES, INC.

                                       TESORO REFINING AND MARKETING COMPANY

                                       TESORO TRADING COMPANY

                                       TESORO VOSTOK COMPANY

                                              By: Tesoro Petroleum Corporation,
                                              as sole member

                                              By: /s/ GREGORY A. WRIGHT
                                                  ------------------------------
                                              Name: Gregory A. Wright
                                              Title: Senior Vice President and
                                              Chief Financial Officer

                                       KENAI PIPE LINE COMPANY

                                       TESORO GAS RESOURCES COMPANY, INC.

                                       TESORO TECHNOLOGY COMPANY

                                       TESORO WASATCH, LLC

                                            By: Tesoro Petroleum Corporation,
                                            as sole member

                                            By: /s/ SHARON L. LAYMAN
                                                --------------------------------
                                            Name: Sharon L. Layman
                                            Title: Vice President and Treasurer

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.

BY: /s/ GOLDMAN, SACHS & CO.
   -----------------------------
       (Goldman, Sachs & Co.)

                                   SCHEDULE I

                                                                   PRINCIPAL
                                                                   AMOUNT OF
                                                                   SECURITIES
                                                                     TO BE
                           PURCHASER                               PURCHASED
                           ---------                               ---------
Goldman, Sachs & Co........................................      $ 300,000,000
Banc One Capital Markets, Inc..............................         75,000,000
                                                                 -------------
TOTAL......................................................      $ 375,000,000
                                                                 =============

                                   Schedule A

                  a. The Mortgage and Security Agreement in respect of the Alaska Refinery dated as of April 17, 2003 (the "Alaska Refinery Mortgage") between Tesoro Alaska Company, formerly known as Tesoro Alaska Petroleum Company, and the Collateral Agent;

                  b. The Mortgage and Security Agreement in respect of the Kenai Pipeline Company Terminal owned by Kenai Pipeline Company dated as of April 17, 2003 (the "Alaska Refinery Mortgage") between Tesoro Alaska Company and the Collateral Agent;

                  c. The Mortgage and Security Agreement in respect of the California Refinery dated as of April 17, 2003 (the "California Refinery Mortgage") between Tesoro Refining and Marketing Company and the Collateral Agent;

                  d. The Mortgage and Security Agreement in respect of the Hawaii Refinery dated as of April 17, 2003 (the "Hawaii Refinery Mortgage") between Tesoro Hawaii Corporation and the Collateral Agent;

                  e. The Mortgage and Security Agreement in respect of the North Dakota Refinery dated as of April 17, 2003 (the "North Dakota Refinery Mortgage") between Tesoro Refining and Marketing Company and the Collateral Agent;

                  f. The Mortgage and Security Agreement in respect of the Utah Refinery dated as of April 17, 2003 (the "Utah Refinery Mortgage") between Tesoro Refining and Marketing Company and the Collateral Agent;

                  g. The Mortgage and Security Agreement in respect of the Washington Refinery dated as of April 17, 2003 (the "Washington Refinery Mortgage") between Tesoro Refining and Marketing Company and the Collateral Agent;

                  h. The Mortgage and Security Agreement in respect of the Boise, Idaho Terminal dated as of April 17, 2003 (the "Boise Terminal Mortgage") between Tesoro Refining and Marketing Company and the Collateral Agent; and

                  i. The Mortgage and Security Agreement in respect of the Burley, Idaho Terminal dated as of April 17, 2003 (the "Burley Terminal Mortgage") between Tesoro Refining and Marketing Company and the Collateral Agent.

                                                                         ANNEX I

         Pursuant to Section 7(g) of the Purchase Agreement, the accountants shall furnish letters to the Purchasers to the effect that:

                  (i) They are independent certified public accountants with respect to the Company and its subsidiaries under Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct, and its interpretations and rulings;

                  (ii) In our opinion, the consolidated financial statements audited by us and included in the Offering Circular comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations adopted by the Commission;

                  (iii) On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Offering Circular, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (A) the unaudited consolidated statements of income,
                  consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular;

                           (B) any other unaudited income statement data and
                  balance sheet items included in the Offering Circular do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Offering Circular;

                           (C) the unaudited financial statements which were not
                  included in the Offering Circular but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Offering Circular and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Offering Circular;

                           (D) any unaudited pro forma consolidated condensed
                  financial statements included in the Offering Circular do not comply as to form in all material respects with the applicable accounting requirements or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                           (E) as of a specified date not more than five days
                  prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Offering Circular or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Offering Circular except in each case for changes, increases or decreases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

                           (F) for the period from the date of the latest
                  financial statements included in the Offering Circular to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

                  (v) In addition to the examination referred to in their report(s) included in the Offering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Offering Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                                  March 21, 2003

Dear Deloitte & Touche LLP:

         Goldman, Sachs & Co., as representatives of the Purchasers of 8% Senior Secured Notes to be issued by Tesoro Petroleum Corporation (the "Company"), will be reviewing certain information relating to the Company that will be included in the Offering Circular, which may be delivered to investors and utilized by them as a basis for their investment decision. This review process, applied to the information relating to the issue, will be substantially consistent with the due diligence review process that we would perform if this placement of securities were being registered pursuant to the Securities Act of 1933 (the Securities Act).(1) We are knowledgeable with respect to the due diligence review process that would be performed if this placement of securities were being registered pursuant to the Securities Act. We hereby request that you deliver to us a "comfort" letter concerning the financial statements of the issuer and certain statistical and other data included in the offering document. We will contact you to identify the procedures we wish you to follow and the form we wish the comfort letter to take.

                                       Very truly yours,

                                       ______________________________________
                                                (Goldman, Sachs & Co)

------------------

(1) It is recognized however that what is "substantially consistent" may vary from situation to situation and may not be the same as that done in a registered offering of the same securities for the same issuer and whether the procedures being, or to be, followed will be "substantially consistent" will be determined by us on a case-by-case basis.

                                      F-1